LAW OFFICE
                  EUGENE MICHAEL KENNEDY, P.A.
       517 S.W. 1st AVENUE, FORT LAUDERDALE, FLORIDA 33301

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TELEPHONE: (954) 524-4166                FACSIMILE: (954) 524-4169








                                                  April 28, 2004


Raptor Networks Technology, Inc.
65 Enterprise Road
Aliso Viejo, CA 92656

Re:       Registration Statement on Form SB-2;  Raptor Networks
          Technology, Inc. (the "Company")

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 14,717,619 shares of Common Stock, $.001 par value, including shares of Common Stock underlying certain Series "A" and Series B" common stock purchase warrants (collectively "Common Stock").

     In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of
(i) the Articles of Incorporation and Bylaws  of the  Company;
(ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock and related matters; (iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as we have deemed necessary for the expression of the opinion
herein contained.   In  all  such examinations,  we  have
assumed  the  genuineness  of   all signatures  on  original
documents, and the conformity to originals or certified documents of all copies submitted to us as conformed,
photostat or other copies.   As  to  the various questions of
fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments. We have reviewed the Colorado Business Corporation Act with respect to requirements and corporate governance issues incumbent upon the Company.

     We are members of the Bar of the State of Florida and express no opinion on any law other than the laws of the State of Florida and the Colorado Business Corproation Act applicable to Federal Securities laws.

     Based upon the foregoing, we are of the opinion that the Common Stock has been duly and validly authorized and is fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and
to  use our name under  the  caption  "Legal Matters"   in   the
prospectus  comprising  part   of   the Registration Statement.
In giving such consent, we do not thereby admit that we are included in with the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                   Sincerely,


                                   /s/Eugene Michael Kennedy, P.A.


                                   EUGENE MICHAEL KENNEDY, P.A